Exhibit 10.1
THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT
     This Third Amendment to First Amended and Restated Credit Agreement is dated December 7, 2010, by and among RTI International Metals, Inc., an Ohio corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, successor to National City Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), PNC Bank, National Association, as documentation agent for the Lenders (in such capacity, the “Documentation Agent”) and Citibank, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”) (“Third Amendment”).
WITNESSETH:
     WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent entered into that certain First Amended and Restated Credit Agreement, dated as of September 8, 2008, as amended by that certain (i) First Amendment to First Amended and Restated Credit Agreement, dated September 18, 2009, by and among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent and (ii) Second Amendment to First Amended and Restated Credit Agreement, dated January 19, 2010, by and among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent (as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement and the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
     2. Section 1.01 of the Credit Agreement is amended by deleting the following definitions in their entirety and in their stead inserting the following:
     “Consolidated EBITDA” means, for any period and effective as of September 30, 2009, the sum (without duplication) of (a) Consolidated Net Income for such period, plus, (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, and (iii) depreciation and amortization expense for such period, all determined on a consolidated basis for each such item in accordance with GAAP; (iv) all other non-cash charges (including impairment charges with respect to good will and other intangibles but excluding any impact (whether positive or negative and whether cash or non-cash) of LIFO valuation methodology) and expenses (including stock based compensation) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (v) charges, expenses and fees incurred in connection with this Agreement and the Loans, (vi) non-recurring charges, fees and expenses incurred in connection with corporate restructurings and acquisitions, in an aggregate amount not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) during the period commencing on the Third Amendment Closing Date through the term of this Agreement, and minus, to the extent included in determining such consolidated net income, any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP. EBITDA will be calculated on a pro forma basis to give effect to acquisitions and sales (other than in the ordinary course of business) by the Borrower and its consolidated subsidiaries consummated on or after the first (1st) day of a measurement period and prior to the date of determination as if effective on the first (1st) day of such period.
     “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or puts and calls on any of the foregoing and with respect to equity securities other than equity securities of the Borrower.
     “Material Subsidiary” means, RMI Titanium Company, Extrusion Technology Corporation of America, RTI Finance Corp., RTI Martinsville, Inc., RTI-Claro, Inc., RTI International Metals Limited and each other Subsidiary of the Borrower which at any time has five percent (5%) or more of the consolidated assets of the Borrower and its Subsidiaries.
     “Pledge Agreement” means the First Amended and Restated Negative Pledge and Pledge Agreement, dated as of the Closing Date, by the Borrower in favor of the Administrative Agent, the Second Amended and Restated Equity Pledge Agreement, dated as of the Third Amendment Closing Date by the Borrower in favor of the Administrative Agent, the Charge Over Securities, dated September 27, 2007, between the Borrower and Citibank, N.A. (in its capacity as security agent) as amended and supplemented by a Supplemental Deed, dated as of the Closing Date, between the Borrower, Citibank, N.A. (the existing security agent) and the Administrative Agent (the new security agent) and any other pledge agreement executed from time to time by a Pledgor in favor of the Administrative Agent in substantially the forms attached hereto as Exhibit H with such changes as advisable based on the laws of the jurisdiction of organization of the Foreign Subsidiary the ownership interests of which are encumbered by such pledge agreement, each as amended, modified or supplemented from time to time.
     “Revolving Credit Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 hereto as such Lender’s “Revolving Credit Commitment”, (b) if such Lender has become a Lender hereunder pursuant to an Assignment and Assumption, the amount set forth as such Lender’s “Revolving Credit Commitment” in such Assignment and Assumption or (c) if such Lender has entered into any Assignment and Assumption, the amount set forth as such Lender’s “Revolving Credit Commitment” in the Register maintained by the Administrative Agent pursuant to Section 10.06(c), as such amount may be reduced pursuant to Section 2.08. The aggregate amount of the Revolving Credit Commitments on the Third Amendment Closing Date is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).
     3. Section 1.01 of the Credit Agreement is further amended by inserting the following defined term in its appropriate alphabetical order:
     “Third Amendment Closing Date” means December 7, 2010.
     4. Section 6.09 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Section 6.09 New Material Subsidiaries.
     Cause each Domestic Subsidiary that shall at any time after the Closing Date become a Material Subsidiary to enter into a Guaranty Supplement no later than thirty (30) days after such Domestic Subsidiary shall become a Material Subsidiary, as determined at the end of each fiscal quarter of the Borrower; provided, however, the Administrative Agent may release any Domestic Subsidiary of its obligations as a Guarantor in the event that Administrative Agent makes the reasonable determination that any such Domestic Subsidiary no longer constitutes a Material Subsidiary. No later than forty-five (45) days after the Borrower or such Domestic Subsidiary shall acquire or otherwise own, directly or indirectly, after the Closing Date, any Foreign Subsidiary which is a Material Subsidiary as determined at the end of each fiscal quarter of the Borrower, enter into, or cause such Domestic Subsidiary to enter into, a Pledge Agreement and deliver an opinion of counsel reasonably satisfactory to the Documentation

Agent in the jurisdiction of such Foreign Subsidiary whose ownership interests are subject to such Pledge Agreement with respect to the due authorization, enforceability and perfection of such pledge. Provide by the end of each fiscal quarter, an updated Schedule 5.18 to the extent necessary to maintain the accuracy of such Schedule.
     5. Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the Schedule 2.01 set forth on Exhibit A attached hereto and made a part hereof.
     6. In order to induce the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent to enter into the Credit Agreement, Tradco, Inc., a Missouri corporation (“Tradco”), New Century Metals Southeast, Inc., a Delaware corporation (“New Century”), RTI Energy Systems, Inc., an Ohio corporation (“RTI Energy”), RTI Hamilton, Inc., an Ohio corporation (“RTI Hamilton”), among others, executed and delivered the Subsidiary Guaranty or were subsequently joined by Guaranty Supplement. The Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent hereby release Tradco, New Century, RTI Energy and RTI Hamilton as a parties to the Subsidiary Guaranty, and, therefore, Tradco, New Century, RTI Energy and RTI Hamilton have no further obligations pursuant to the Subsidiary Guaranty. The releases contained herein shall be limited to the specific releases made herein. Except as otherwise modified herein, all other terms and conditions of the Subsidiary Guaranty shall continue in full force and effect and are unmodified by this provision.
     7. The provisions of Sections 2 through 6 of this Third Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:
(a) this Third Amendment, duly executed by the Borrower and the Required Lenders;
(b) the items listed in the Preliminary Closing Agenda set forth on Exhibit B attached hereto and made a part hereof; and
(c) payment of all fees and expenses owed to the counsel of the Administrative Agent in connection with this Third Amendment.
     8. The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.
     9. The Borrower acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Subsidiary Guaranty and the Pledge Agreements hereby continues to secure the Obligations.

     10. The Borrower hereby represents and warrants to the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent that (i) the Borrower has the legal power and authority to execute and deliver this Third Amendment, (ii) the officers of the Borrower executing this Third Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and all documents executed or to be executed herewith, do not violate or conflict with the organizational agreements of the Borrower or any Law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower, and (iv) this Third Amendment, the Credit Agreement and the documents executed or to be executed by the Borrower in connection herewith constitute valid and binding obligations of the Borrower in every respect, enforceable in accordance with their respective terms.
     11. The Borrower represents and warrants that (i) no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Third Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or are being amended or modified in accordance with this Third Amendment, and (iii) it presently has no known causes of action of any kind at Law or in equity against the Lenders, the Administrative Agent, the Documentation Agent or the Syndication Agent arising out of or in any way relating to the Loan Documents.
     12. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
     13. The agreements contained in this Third Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Third Amendment amends the Credit Agreement and is not a novation thereof.
     14. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
     15. This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of New York without regard to the principles of the conflicts of law thereof. The Borrower hereby consents to the jurisdiction and venue of the Courts of the State of New York sitting in the County of New York and of the United States District Court of the Southern District of New York, and any appellate Court from any thereof with respect to any suit arising out of or mentioning this Third Amendment.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers on the day and year first above written as a document under seal.

WITNESS:	THE BORROWER: RTI International Metals, Inc.
/s/ Chad Whalen	By:	/s/ William F. Strome (SEAL)
		Name:	William F. Strome
		Title:	Senior Vice President

THE ADMINISTRATIVE AGENT PNC Bank, National Association
	By:	/s/ Susan J. Dimmick
		Title:	Senior Vice President

THE DOCUMENTATION AGENT PNC Bank, National Association
	By:	/s/ Susan J. Dimmick
		Title:	Senior Vice President

THE LENDERS Citibank, N.A.
	By:	/s/ Vasudha Saxena
		Title:	Vice President

PNC Bank, National Association
	By:	/s/ Susan J. Dimmick
		Title:	Senior Vice President

Fifth Third Bank
By:	/s/ Thomas P. Murray
	Title:	Vice President

Comerica Bank
By:	/s/ Brandon Welling
	Title:	Assistant Vice President

KeyBank National Association
By:	/s/ Suzannah Harris
	Title:	Vice President

Wells Fargo Bank, National Association
By:	/s/ Joseph J. Bianchin III
	Title:	Vice President

EXHIBIT A
Schedule 2.01
To Credit Agreement
Revolving Credit Commitments and Applicable Revolving Credit Percentages

		Applicable Revolving
	Revolving Credit	Credit
Lender	Commitment	Percentage
Citibank, N.A.	$26,829,268.29	17.886178862%
PNC Bank, National Association	$37,560,975.61	25.040650405%
Fifth Third Bank	$26,829,268.29	17.886178862%
Comerica Bank	$18,780,487.81	12.520325204%
KeyBank National Association	$23,333,333.33	15.555555556%
Wells Fargo Bank, National Association	$16,666,666.67	11.111111111%
TOTAL:	150,000,000	100%

EXHIBIT B
PRELIMINARY CLOSING AGENDA
(see attached)

PRELIMINARY CLOSING AGENDA
     This Preliminary Closing Agenda contains the documents to be delivered in connection with a third amendment to the credit facility provided to RTI International Metals, Inc., an Ohio corporation (the “Borrower”), by PNC Bank, National Association (“PNC”) and various other financial institutions from time to time (PNC and such other financial institutions are each a “Lender” and collectively, the “Lenders”), PNC, as successor to National City Bank, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), PNC, as successor to National City Bank, a national banking association, as documentation agent for the Lenders (in such capacity, the “Documentation Agent”), Citibank, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), PNC Capital Markets LLC, a Pennsylvania limited liability company (“PNCCM”) and Fifth Third Bank, as co-lead arrangers and PNCCM as the sole bookrunner (the “Credit Facility”).

Responsible
No.	LOAN DOCUMENTS	Party

1.	Third Amendment to First Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent (the “Third Amendment”).	Documentation Agent

2.	Amended Schedules and Exhibits to the Credit Agreement, if applicable.	Borrower

3.	Consent of Guarantors, made by RMI Titanium Company, an Ohio corporation (“RMI”), Extrusion Technology Corporation of America, an Ohio corporation (“ETCA”), RTI Finance Corp., an Ohio corporation (“RTI Finance”) and RTI Martinsville, Inc., an Ohio corporation (“RTI Martinsville”) (RMI, ETCA, RTI Finance and RTI Martinsville are each a “Guarantor” and collectively, the “Guarantors”) (the Borrower and the Guarantors are each a “Loan Party” and collectively, the “Loan Parties”), for the benefit of the Administrative Agent (the “Consent”).	Documentation Agent

4.	Second Amended and Restated Equity Pledge Agreement, made by and between the Borrower and the Administrative Agent with respect to sixty five percent (65%) of the shares of capital stock of RTI-Claro.	Documentation Agent

ORGANIZATIONAL DOCUMENTS

Borrower

Responsible
No.	LOAN DOCUMENTS	Party

5.	Certificate of Secretary of the Borrower as to (i) resolutions of its Board of Directors authorizing the Borrower to execute the Third Amendment and all related documents, (ii) incumbency and (iii) no amendments to its Articles of Incorporation or Code of Regulations.	Borrower

RMI

6.	Certificate of Secretary of RMI as to (i) resolutions of its Board of Directors authorizing RMI to execute the Consent and all related documents, (ii) incumbency and (iii) no amendments to its Articles of Incorporation or Code of Regulations.	Borrower

ETCA

7.	Certificate of Secretary of ETCA as to (i) resolutions of its Board of Directors authorizing ETCA to execute the Consent and all related documents, (ii) incumbency and (iii) no amendments to its Articles of Incorporation or Code of Regulations.	Borrower

RTI Finance

8.	Certificate of Secretary of RTI Finance as to (i) resolutions of its Board of Directors authorizing RTI Finance to execute the Consent and all related documents, (ii) incumbency and (iii) no amendments to its Articles of Incorporation or Code of Regulations.	Borrower

RTI Martinsville

9.	Certificate of Secretary of RTI Martinsville as to (i) resolutions of its Board of Directors authorizing RTI Martinsville to execute the Consent and all related documents, (ii) incumbency and (iii) no amendments to its Articles of Incorporation or Code of Regulations.	Borrower

RELATED DOCUMENTS

Responsible
No.	LOAN DOCUMENTS	Party

10.	Evidence, in form and substance satisfactory to the Administrative Agent, that the Borrower has consummated a capital markets transaction in a form and structure to-be-determined but consisting of any one of: (i) a follow-on equity offering; (ii) an at-the-market equity offering; (iii) a convertible debt issuance; or (iv) a high yield debt issuing (the foregoing, as applicable, the “Capital Markets Transaction”).	Borrower

11.	Officer’s Certificate of the Borrower regarding no material adverse change, the accuracy of representations and warranties, the absence of any Event of Default (as defined in the Credit Agreement) or Default (as defined in the Credit Agreement), etc.	Borrower